UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

Community Choice Financial Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-35537	45-1536453
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6785 Bobcat Way, Suite 200
Dublin OH 43016
(Address of principal executive offices) (Zip code)

614-798-5900
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Community Choice Financial Inc. (the “Company”), approved the recommendations of the Company’s named executive officers (“NEOs”), and based thereon:

•	The Committee, at the recommendation of the NEOs, determined that there would be no salary increases and no cash incentive awards established for any of the Company’s NEOs for 2018.

•	The Committee also declined to increase the compensation for any Director of the Company for 2018.

•

The Committee, again based on the recommendations of the NEOs and based on Company performance over the calendar year, declined to approve the full annual cash incentive award to any of the NEOs, but approved a partial cash incentive award to each based on their individual performance, as follows:

	Target Bonus	Approved for Payment
William E. Saunders	$1,250,000	$424,000
Kyle F. Hanson	$700,000	$235,000
Michael J. Durbin	$500,000	$165,000
Bridgette C. Roman	$300,000	$100,000

•	The Committee approved the following stock option grants to the following NEOs pursuant to the Company’s 2011 Management Equity Incentive Plan:

William E. Saunders	30,051
Kyle F. Hanson	18,771
Michael J. Durbin	17,831
Bridgette C. Roman	9,906

Each of these option awards have a grant date of January 1, 2018, and an exercise price of $1.00 per share, and will fully vest and become exercisable on December 31, 2018.  The new stock option awards will otherwise be subject to the terms and conditions as set forth in the Company’s form of stock option award agreement under the 2011 Management Equity Incentive Plan.

•

The Committee further approved new awards under the Company’s Retention Plan, adopted on April 28, 2014, to William E. Saunders, Jr., Kyle F. Hanson, Michael J. Durbin and Bridgette C. Roman, which awards are to be effective December 31, 2017. These awards provide the following payments but are subject to a repayment obligation in the event that the NEO leaves the Company’s employ prior to December 31, 2018:

		Repayment if NEO leaves prior to 6/30/18
William E. Saunders	$825,000	$412,500
Kyle F. Hanson	$465,000	$232,500
Michael J. Durbin	$335,000	$167,500
Bridgette C. Roman	$200,000	$100,000

In addition, these awards further require that: (a) the recipient must be employed by the Company, inclusive of its subsidiaries, as of the date the bonus is paid; (b) that the payment causes no event of default under the Company’s bond indenture, credit agreement or other debt obligations, and (c) that each recipient (x) releases and relinquishes any claim in any way related to any portion of his/her 2017 incentive bonus not authorized for payment by the Committee, and (y) in the event that he/she leaves the Company’s employ, or that of any of its subsidiaries or affiliates, during calendar year 2018, either as a result of a resignation without Good Reason or a termination other than for Cause, as defined in the Retention Plan, he/she shall repay (or, at the Company’s option, the Company may withhold from any final pay)  the repayment amount indicated in the aforementioned table, which will be reduced by one-sixth at the end of each month following June  30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Choice Financial Inc

Dated: January 5, 2018	By:	/s/ Michael Durbin
Michael Durbin
Executive Vice President, Chief Financial Officer, Chief Adminstrative Officer, and Treasurer